EXHIBIT 99.4s


                         NORTHERN LIFE INSURANCE COMPANY
                                 A Stock Company
HOME OFFICE:                                           RELIASTAR SERVICE CENTER:
1501 4th Avenue, Suite 1000                                        P.O. Box 5050
Seattle, WA 98101-3620                            Minot, North Dakota 58702-5050

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                      RIGHT TO EXAMINE AND CANCEL CONTRACT

You may cancel this contract by giving written notice of cancellation to Northern Life Insurance Company, P.O. Box 5050, Minot, ND 58702-5050. You may also give notice to the agent from whom you bought the contract. You must also return the contract before midnight of the tenth day after the date you receive the contract. As soon as you return it, we will consider it void from the start. When these conditions are met, we will refund the Contract Value as of the next Valuation Date after receiving your request. However, if applicable law so requires, the full amount of any Purchase Payments we receive will be refunded.
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                                     NOTICE

ANNUITY PAYOUTS AND CONTRACT VALUES PROVIDED BY THIS CONTRACT ARE VARIABLE AND MAY INCREASE OR DECREASE IN VALUE BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

This contract is a legal contract between you and Northern Life Insurance Company. READ YOUR CONTRACT CAREFULLY.

We will make Fixed and/or Variable Annuity Payouts subject to the terms of this contract. You may change the Start Date, the annuity payout option, or both, as shown in the contract.

If you die while this contract is in force, we will pay the death benefit when we receive written notice of your death.

Your rights under this contract cannot be forfeited.

We issue this contract in consideration of the attached application and the payment of Purchase Payments according to the terms of this contract.

The provisions on the following pages are a part of this contract.




/s/ Susan M. Bergen                         /s/ Michael J. Dubes
Secretary                                   President



                 INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT
                                Nonparticipating

                       VARIABLE AND/OR FIXED ACCUMULATION
                  VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


Form No. 13079 7-99
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TABLE OF CONTENTS
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                                                                  PAGE
                                                                  ----

           Section 1      Definitions                                3
           Section 2      The Contract                               5
           Section 3      Purchase Payments                          5
           Section 4      Fixed Account                              6
           Section 5      Variable Account                           8
           Section 6      Reallocations of Contract Value           13
           Section 7      Withdrawals                               15
           Section 8      Annuity Benefits                          16
           Section 9      General Provisions                        22
           Section 10     Payments at Death                         24
           Section 11     Amendment and Disclaimer                  27
           Section 12     Termination                               28
           Section 13     If your Contract is an IRA                28




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Additional benefits, if any, are listed on the Contract Data Page(s).
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Form No. 13079 7-99

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                               CONTRACT DATA PAGE
                         INDIVIDUAL DEFERRED RETIREMENT
                                ANNUITY CONTRACT


PURCHASE PAYMENTS:
         Minimum Initial Purchase Payment                             $25,000.00
         Minimum Subsequent Purchase Payment                           $5,000.00

Purchase Payments are allocated to the Fixed Account and Separate Account One (Variable Account) as shown below unless changed as provided in this contract:


VARIABLE ACCOUNT
SUB-ACCOUNTS                                                  INITIAL ALLOCATION

NORTHSTAR GALAXY TRUST
         Emerging Growth Portfolio                                            0%
         Research Enhanced Index Portfolio                                    0%
         Growth + Value Portfolio                                             0%
         High Yield Bond Portfolio                                            0%
         International Value Portfolio                                        0%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
         VIP Money Market Portfolio                                           0%
         VIP Growth Portfolio                                                 0%
         VIP Equity-Income Portfolio                                          0%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
         VIP II Investment Grade Bond Portfolio                               0%
         VIP II Asset Manager: Growth Portfolio                               0%
         VIP II Index 500 Portfolio                                           0%
         VIP II Contrafund Portfolio                                          0%

FIDELITY VARIABLE INSURANCE PRODUCTS FUND III
         VIP III Growth Opportunities Portfolio                               0%

THE ALGER AMERICAN FUND
         ALGER AMERICAN Small Capitalization Portfolio                        0%
         ALGER AMERICAN Growth Portfolio                                      0%
         ALGER AMERICAN MidCap Growth Portfolio                               0%
         ALGER AMERICAN Leveraged AllCap Portfolio                            0%

JANUS ASPEN SERIES
         Aggressive Growth Portfolio                                          0%
         Growth Portfolio                                                     0%
         International Growth Portfolio                                       0%
         Worldwide Growth Portfolio                                           0%




                                OWNER:   John Doe
                                OWNER:   Jane Doe
                           ISSUE DATE:   December 1, 1999
                         CONTRACT NO.:   VA00123456
                            ANNUITANT:   Billy Doe
                            ANNUITANT:   Nancy Doe


Form No. 13079 7-99                                                       PAGE A
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                               CONTRACT DATA PAGE
                         INDIVIDUAL DEFERRED RETIREMENT
                                ANNUITY CONTRACT


SUB-ACCOUNTS (CONTINUED)                                      INITIAL ALLOCATION

OCC ACCUMULATION TRUST
         Managed Portfolio                                                    0%
         Small Cap Portfolio                                                  0%
         Equity Portfolio                                                     0%
         Global Equity Portfolio                                              0%

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
         Partners Portfolio                                                   0%
         Limited Maturity Bond Portfolio                                      0%
         Socially Responsive Portfolio                                        0%

FIXED ACCOUNT
         Fixed Account A                                                      0%
         Fixed Account C                                                      0%
         -----------------------------------------------------------------------
         Total Allocation                                                   100%

OTHER CHARGES:
         Mortality Risk Charge:       .85% of the daily net asset value
         Expense Risk Charge:         .40% of the daily net asset value
         Administrative Charge:       .15% of the daily net asset value
         Product Charge:              .15% of average daily Variable Account
                                       Contract Value (charged monthly)
         Annual Contract Charge:      $30




                                OWNER:   John Doe
                                OWNER:   Jane Doe
                           ISSUE DATE:   December 1, 1999
                         CONTRACT NO.:   VA00123456
                            ANNUITANT:   Billy Doe
                            ANNUITANT:   Nancy Doe


Form No. 13079 7-99                                                       PAGE B
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SECTION 1    DEFINITIONS
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ACCUMULATION UNIT               A unit of measure used to determine the Variable
                                Account Contract Value.

ANNUITANT(S)                    You are the Annuitant(s) unless you designate
                                someone else to be the Annuitant(s).

ANNUITY PAYOUT DATE             The first business day of any calendar month in
                                which a Fixed or Variable Annuity Payout is made under the contract.

ANNUITY UNIT                    A unit of measure used to determine the amount
                                of a Variable Annuity Payout after the first annuity payout.

BENEFICIARY                     The person(s) named by you to receive any
                                payments after your death.

CODE The Federal Internal Revenue Code of 1986 (IRC), as amended.

CONTINGENT BENEFICIARY          The person(s) you name to become the Beneficiary
                                if the Beneficiary dies.

CONTRACT ANNIVERSARY            The same day and month as the Issue Date each
                                year that this contract remains in force.

CONTRACT EARNINGS               On any Valuation Date, the Contract Value,

                                1.      PLUS the aggregate Purchase Payments
                                        withdrawn up to that date,

                                2.      LESS the aggregate Purchase Payments
                                        made up to that date.

CONTRACT VALUE                  The sum of the Fixed Account Contract Value (as
                                defined in Section 4D),

                                1. PLUS the Variable Account Contract Value (as defined in Section 5D) on a Valuation Date,

                                2.      LESS prior withdrawals,

                                3.      LESS applicable taxes, and

                                4.      PLUS all interest earned.

CONTRACT YEAR                   Each 12-month period starting with the Issue
                                Date and each Contract Anniversary after that.

FIXED ACCOUNT                   One or more accounts under this contract that
                                guarantee both principal and interest. The Fixed
                                Accounts are held in our General Account. We have complete ownership and control of the assets in the General Account.

FIXED ANNUITY PAYOUT            A series of periodic payments to the Payee which
                                do not vary in amount. The principal and interest amounts are guaranteed. These payments are made from the General Account.


Form No. 13079 7-99                                                            3
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SECTION 1    DEFINITIONS (CONTINUED)
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FUND                            Any open-end management investment company (or
                                portfolio thereof) or any unit investment trust (or series thereof) listed on the Contract Data Page(s) on the Issue Date or thereafter made available.

GENERAL ACCOUNT                 Our assets other than those allocated to the
                                Variable Account or any other separate account.

HOME OFFICE                     Northern Life Insurance Company at our home
                                office in Seattle, Washington, or our
                                administrative office in Minot, North Dakota.

IRREVOCABLE BENEFICIARY         The Irrevocable Beneficiary cannot be removed as
                                Beneficiary without his or her consent.

                                The Irrevocable Beneficiary must also consent to any full or partial withdrawal, or ownership change, that the Owner wishes to make.

OWNER(S) (YOU, YOUR)            The person(s) named on the Application and the
                                Contract Data Page(s) to hold this contract and to exercise all rights and privileges under it.

                                The first Owner listed on the Contract Data Page will be the person designated to receive all correspondence, notices and forms we are required to send out under the Code.

                                Any Owners own the contract equally. Any request that affects the contract must be signed by both the Owners.

PAYEE The person to receive payments under a Fixed or Variable Annuity Payout.

PURCHASE PAYMENTS               These include periodic, single lump sum,
                                rollover, and transfer payments paid to us on your behalf, less applicable premium taxes, if any, as required by law.

START DATE                      The date on which the entire Contract Value is
                                used to purchase a Fixed and/or Variable Annuity
                                Payout. Unless you tell us otherwise in writing, the Start Date will be the first day of the month in which the Annuitant reaches age 85.

                                If the Start Date is earlier than the date on which you reach age 59 1/2, you may be subject to tax penalties unless you meet a permitted exception.

SUB-ACCOUNT                     A subdivision of the Variable Account.

                                Each Sub-Account's assets are invested
                                exclusively in one of the Funds.

                                The Sub-Accounts available on the Issue Date and the percentage of Purchase Payments you have allocated to each Sub-Account on the Issue Date are shown on the Contract Data Page(s).

                                Other Sub-Accounts may be available after the Issue Date.


Form No. 13079 7-99                                                            4
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SECTION 1    DEFINITIONS (CONTINUED)
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VALUATION DATE                  Each day on which the New York Stock Exchange
                                (NYSE) is open for business, except for a day that a Sub-Account's corresponding Fund does not value its shares. The NYSE is currently closed weekends and specified holidays.

VALUATION PERIOD                The time between a Valuation Date and the next
                                Valuation Date.

VARIABLE ACCOUNT                A separate investment account of ours,
                                identified on the Contact Data Page(s), which has been established under the State of Washington insurance laws. It is divided into Sub-Accounts.

VARIABLE ANNUITY PAYOUT         A series of periodic payments to the Payee
                                varying in amount based on the investment performance of the Variable Account Sub-Accounts under this contract.

WE, US, OUR                     Northern Life Insurance Company at its home
                                office in Seattle, Washington and its
                                administrative office in Minot, North Dakota.

WRITTEN, IN WRITING             A written request or notice signed, dated, and
                                received at an address designated by us in a form we accept. You may ask us for the forms.

SECTION 2    THE CONTRACT
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A.   THE CONTRACT
                                The entire contract is the contract; the Contract Data Page(s); the application; and attached endorsements.

                                Unless fraudulent, all statements made by or on behalf of anyone covered by this contract are representations and not warranties.

                                Only statements found in the attached
                                application(s) may be used to cancel this contract or as our defense if we refuse to pay a claim.

B.   MODIFICATION OF CONTRACT
                                Only our President or Secretary may change this contract on our behalf. No agent or any other person may change this contract. Any change must be in writing.

SECTION 3    PURCHASE PAYMENTS
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A.   GENERAL
                                Purchase Payments must be in cash or a cash equivalent and are payable at our Home Office.

                                Subject to Section 13C, you may make Purchase Payments at any time before the Start Date while the contract is in force.

                                The initial Purchase Payment must equal or exceed the minimum as shown on the Contract Data Page(s).


Form No. 13079 7-99                                                            5
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SECTION 3    PURCHASE PAYMENTS (CONTINUED)
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                                On a non-discriminatory basis, we may choose not
                                to accept an additional Purchase Payment if:

                                1.      It is less than a minimum lump sum
                                        Purchase Payment of $5,000; or

                                2. The additional Purchase Payment plus the Contract Value at the next Valuation Date exceeds $1,000,000.

B.   ALLOCATION OF
     PURCHASE PAYMENTS
                                You specified the initial allocation of Purchase Payments on your application for this contract. This allocation is shown on the Contract Data Page(s).

                                The allocation of future Purchase Payments will remain the same unless you change it.

                                You may change the percentage allocation between or among available Sub-Accounts and the Fixed Accounts at any time by giving us written notice.

                                The change is subject to any limitations on the number of Funds available through each contract.


                                Changes in the allocation will not be effective until the date we receive your notice and will only affect Purchase Payments we receive after that date.

                                The allocation may be 100% to any account or may be divided between the accounts in whole percentage points, totaling 100%. Reallocations of the Contract Value are governed by Section 6.

SECTION 4    FIXED ACCOUNT
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A.   GENERAL
                                The Fixed Account consists of Fixed Accounts A and C.

                                Purchase Payments allocated, and Contract Value reallocated, to the Fixed Accounts will be credited with interest at rates we determine from time to time.

                                The rate will never be less than an effective annual interest rate of three percent.

B.   INTEREST CREDITING

     1.   GENERAL
                                We may credit interest in excess of the
                                guaranteed rate of three percent.


Form No. 13079 7-99                                                            6
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SECTION 4    FIXED ACCOUNT (CONTINUED)
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     2.   INTEREST RATE
          IN EFFECT
                                Any interest rate in effect when an amount is allocated or reallocated to the Fixed Account is guaranteed for 12 months after it is received.

                                All amounts in the Fixed Account, after the end of the year referenced above, are credited with excess interest at the rates in effect for the then current 12-month period.

                                There may be more than one interest rate in effect at any time for Fixed Accounts A or C.

                                The interest rate for Fixed Account C may be higher than Fixed Account A.

     3.   FACTORS DETERMINING
          INTEREST RATE
                                In setting interest rates, we consider many factors, including, but not limited to: investment yield rates, taxes, and contract persistency.

     4.   TIMING OF
          INTEREST CREDITING
                                We will credit interest to the Fixed Account
                                Contract Value beginning on the date we receive your Purchase Payment or reallocation until it is withdrawn or otherwise reallocated.

                                Interest will be credited and compounded daily to the Fixed Account Contract Value using the daily equivalents of effective annual interest rates.

C.   FIXED ACCOUNT C
                                Fixed Account C is provided as a vehicle for dollar cost averaging to the Sub-Accounts.

D.   FIXED ACCOUNT
     CONTRACT VALUE
                                The Fixed Account Contract Value on any
                                Valuation Date is:

                                1.      The sum of your Purchase Payment(s)
                                        allocated to Fixed Accounts A and C;

                                2. PLUS any reallocations from the Variable Account to Fixed Account A;

                                3. PLUS interest credited to Fixed Accounts A and C;

                                4. LESS any previous partial withdrawals, amounts applied to purchase partial annuity payouts, and the Annual Contract Charge(s) applied to the Fixed Account;

                                5. LESS any previous reallocations to the Variable Account; and

                                6.      LESS premium tax deducted, if any.


Form No. 13079 7-99                                                            7
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SECTION 5    VARIABLE ACCOUNT
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A.   GENERAL
                                The Variable Account is registered with the Securities and Exchange Commission as a unit investment trust, under the Investment Company Act of 1940.

                                We have complete ownership and control of the assets in the Variable Account. These assets are held separately from our other assets and are not part of our General Account.

                                The portion of the assets of the Variable
                                Account equal to the reserves, and other contract liabilities of the Variable Account, are not chargeable with liabilities from any other business that we may conduct.

                                The income, gains and losses, realized or unrealized, from assets allocated to the Variable Account will be credited to, or charged against, the Variable Account, without regard to our other income, gains, or losses.

B.   SUB-ACCOUNTS
                                The Variable Account is divided into
                                Sub-Accounts, some of which are available under the contract. Each Sub-Account that is available under this contract invests in shares of a Fund. Funds initially available are set forth on the Contract Data Page(s).

                                Shares of a Fund will be purchased and redeemed for a Sub-Account at their net asset value.

                                We will reinvest the net asset value of the income, dividends, and gains, distributed from shares of a Fund, in additional shares of that Fund.

                                The Fund prospectuses define the net asset value and describe the Funds.

                                The dollar amounts of values and benefits of this contract provided by the Variable Account depend on the investment performance of the Funds in which your selected Sub-Accounts are invested.

                                We do not guarantee the investment performance of the Funds. You bear the full investment risk for amounts applied to the Sub-Accounts.


Form No. 13079 7-99                                                            8
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
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C.   ACCUMULATION UNITS
                                Purchase Payments received under this contract and allocated to, and any amounts reallocated to, the Variable Account will be credited in the form of Accumulation Units.

                                To find the number of Accumulation Units:

                                1.      DIVIDE the amount of the Purchase
                                        Payment allocated to or any amount
                                        reallocated to the Sub-Account;

                                2. BY the value of an Accumulation Unit for that Sub-Account on the next Valuation Date.

                                To find the number of Accumulation Units cancelled upon withdrawal, or reallocation, from a Sub-Account:

                                1.      DIVIDE the amount withdrawn or
                                        reallocated;

                                2. BY the Accumulation Unit value, on the next Valuation Date.

                                Each Accumulation Unit value was set at $10 when the Sub-Account first purchased investment shares.

                                Subsequent values on any Valuation Date are equal to:

                                1.      The previous Accumulation Unit value;

                                2. MULTIPLIED by the net investment factor for that Sub-Account for the Valuation Date.

D.   VARIABLE ACCOUNT
     CONTRACT VALUE
                                The Variable Account Contract Value is the total of the values of your interest in each Sub-Account. Each Sub-Account is equal to:

                                1.      The number of Accumulation Units;

                                2.      MULTIPLIED by the Accumulation Unit
                                        value.

                                The Variable Account Contract Value will vary from Valuation Date to Valuation Date.

E.   NET INVESTMENT FACTOR
                                The net investment factor is an index number which reflects charges to this contract and the investment performance during a Valuation Period of the Fund in which a Sub-Account is invested.

                                If the net investment factor is greater than one, the Accumulation Unit value has increased. If the net investment factor is less than one, the Accumulation Unit value has decreased.

                                The net investment factor for a Sub-Account is determined by dividing (1) by (2) and then subtracting (3) from the result, where:


Form No. 13079 7-99                                                            9
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
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                                1.      Is the net result of:

                                        a.      The net asset value per share of
                                                the Fund shares held in the
                                                Sub-Account, determined at the
                                                end of the current Valuation
                                                Period;
                                        b.      PLUS the per share amount of any
                                                dividend or capital gain
                                                distributions made on the Fund
                                                shares held in the Sub-Account
                                                during the current Valuation
                                                Period;
                                        c.      PLUS a per share credit; or
                                        d.      LESS a per share charge for any
                                                taxes reserved which we
                                                determine to have resulted from
                                                the operations of the
                                                Sub-Account and to be applicable
                                                to this contract.

                                2.      Is the net result of:

                                        a.      The net asset value per share of
                                                the Fund shares held in the
                                                Sub-Account, determined at the
                                                end of the last prior Valuation
                                                Period;
                                        b.      PLUS a per share credit; or
                                        c.      LESS a per share charge for any
                                                taxes reserved for the last
                                                prior Valuation Period which we
                                                determine to have resulted from
                                                the investment operations of the
                                                Sub-Account and to be applicable
                                                to this contract.

                                3.      Is a daily factor representing the
                                        Mortality Risk Charge, the Expense Risk
                                        Charge, and the Administrative Charge
                                        adjusted for the number of days in the
                                        period. The charges are shown on an
                                        annual basis on the Contract Data
                                        Page(s).

F.   MORTALITY RISK CHARGE
                                The Mortality Risk Charge pays us for assuming the mortality risk under this contract.

                                This charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).

G.   EXPENSE RISK CHARGE
                                The Expense Risk Charge pays us for guaranteeing that we will not increase the Annual Contract Charge or the Administrative Charge even though our cost of administering this contract and the Variable Account may increase.

                                This Expense Risk Charge is included in the calculation of the net investment factor. It is shown on the Contract Data Page(s).


Form No. 13079 7-99                                                           10
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
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H.   ADMINISTRATIVE CHARGE AND
     ANNUAL CONTRACT CHARGE
                                The Administrative Charge and the Annual
                                Contract Charge shown on the Contract Data
                                Page(s) pay us for the administrative expenses of the contract.

                                The Administrative Charge is included in the calculation of the net investment factor.

                                The Annual Contract Charge will be deducted from the Contract Value on each Contract Anniversary before the Start Date.

                                We make the deduction from the Fixed Account and the Variable Account on a basis that reflects each account's proportionate percentage of the Contract Value.

                                If you request a full withdrawal of this contract on other than the Contract Anniversary, the Annual Contract Charge will be deducted at the time of the withdrawal.

I.   PRODUCT CHARGE
                                The Product Charge is the fee charged to offset the absence of a withdrawal charge on this contract. It is equal to an annual rate of 0.15% of your average daily Variable Account Contract Value. The Product Charge is charged monthly.

                                The Product Charge is deducted from the Variable Account Sub-Accounts in proportion to each account's proportionate percentage of Variable Account Contract Value as of the Valuation Date immediately preceding the date of deduction.

                                If there is no Variable Account Contract Value as of the date of the deduction, the deduction will be made from the Fixed Account Contract Value in proportion to each account's proportionate percentage of Fixed Account Contract Value.

                                If there is no Variable Account Contract Value during the entire month prior to the date of the deduction, no Product Charge will be deducted for that month.


Form No. 13079 7-99                                                           11
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SECTION 5    VARIABLE ACCOUNT (CONTINUED)
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J.   RESERVED RIGHTS
                                We reserve the right, if permitted by applicable law, to:

                                1.      Create new variable accounts;

                                2. Combine variable accounts, including the Variable Account;

                                3. Remove, add, or combine Sub-Accounts and make the new Sub-Accounts available to contract Owners at our discretion;

                                4.      Substitute shares of one Fund for
                                        another;

                                5.      Reallocate assets of the Variable
                                        Account, which we determine to be
                                        associated with the class of contracts
                                        to which this contract belongs, to
                                        another variable account.

                                        (If this type of reallocation is made,
                                        the term "Variable Account" as used in
                                        this contract will then mean the
                                        variable account to which the assets
                                        were reallocated);

                                6. De-register the Variable Account under the Investment Company Act of 1940, if registration is no longer required;

                                7.      Make any changes required by the
                                        Investment Company Act of 1940;

                                8.      Operate the Variable Account as a
                                        management investment company under the
                                        Investment Company Act of 1940, or any
                                        other form permitted by law;

                                9.      Restrict or eliminate any voting
                                        privileges of contract Owners or other
                                        persons who have voting privileges as to the Variable Account; and

                                10. Waive the Annual Contract Charge if the Contract Value meets specified conditions, for example if the Contract Value exceeds $50,000.

                                        We reserve the right to reinstate the
                                        Annual Contract Charge if the Contract
                                        Value falls below $50,000.


Form No. 13079 7-99                                                           12
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SECTION 6    REALLOCATIONS OF CONTRACT VALUE
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A.   GENERAL
                                You may reallocate Contract Value between or among Sub-Accounts, from one or more Sub-Accounts to the Fixed Account, and from the Fixed Account to one or more Sub-Accounts, subject to certain limitations. Subject to the restrictions in Section 6B, we make a reallocation:

                                1.      On the next Valuation Date after we
                                        receive your written instructions
                                        requesting the reallocation; or

                                2. As of a Valuation Date you request which occurs thereafter.

                                Reallocations are subject to the availability of Sub-Accounts.

                                On a non-discriminatory basis, we reserve the right to:

                                1. Impose a charge of up to $25 for each reallocation of Contract Value;

                                2.      Limit the number of reallocations you
                                        can make;

                                3. Establish minimum and maximum amounts for reallocations; and

                                4.      Reallocate the entire Contract Value
                                        remaining in a Sub-Account or any Fixed
                                        Account in the event that a reallocation request would bring such remaining Contract Value below a specified amount.

                                Allocation of Purchase Payments is governed by
                                Section 3.

B.   REALLOCATIONS FROM
     FIXED ACCOUNT
                                Before the Start Date, Fixed Account A Contract Value may be reallocated at any time to the Variable Account.

C.   FIXED ACCOUNT C REALLOCATIONS

     1.   REQUIREMENTS
                                Reallocations from Fixed Account C to the
                                Variable Account must begin within 30 days from receipt of the Purchase Payment. They will be in substantially equal payments over a period of 12 months.

                                You may change the Variable Sub-Account(s) receiving Fixed Account C reallocations by giving us written notice prior to the Reallocation Date.

                                Only one reallocation of Fixed Account C will take place at any one time.

                                If additional Purchase Payment(s) are received for allocation to Fixed Account C:

                                1. The balance of Fixed Account C will be adjusted to reflect the subsequent payment(s); and

                                2. Reallocations will be recalculated based on the number of months remaining in the original 12-month period.


Form No. 13079 7-99                                                           13

--------------------------------------------------------------------------------
                                Reallocations from Fixed Account A or the
                                Variable Account, to Fixed Account C are prohibited.

                                No full or partial withdrawals are available from Fixed Account C.

     2.   REALLOCATION DATE
                                Reallocations from Fixed Account C will be transferred any time before the 29th day of each month. You may tell us in writing the date you want the reallocation to occur.

     3.   DISCONTINUING
          REALLOCATIONS FROM
          FIXED ACCOUNT C
                                If reallocations from Fixed Account C are discontinued prior to the end of the 12-month term, the remaining balance of Fixed Account C will be reallocated to Fixed Account A, unless you tell us differently.

D.   ALL OTHER REALLOCATIONS
                                Before the Start Date, you may make a written request to reallocate all or part of a Sub-Account's Accumulation Units to other Sub-Accounts or to Fixed Account A.

                                To accomplish this reallocation, the appropriate Accumulation Units will be redeemed and their value will be reinvested in other Sub-Accounts, or reallocated to Fixed Account A or as directed in your request.

                                Subject to the restrictions in the following paragraph, after a Variable Annuity Payout has begun, you may make a written request to reallocate your Annuity Units. This is done the same way and subject to the same conditions as reallocating Accumulation Units. However, we reserve the right to restrict these reallocations.

                                No reallocations to or from Fixed Accounts A or C may be made after the Start Date. In the event that part of the Contract Value is applied to purchase annuity payouts, the remaining Contract Value may be reallocated as described above for periods prior to the Start Date.


Form No. 13079 7-99                                                           14

SECTION 7    WITHDRAWALS
--------------------------------------------------------------------------------
A.   GENERAL
                                You may request a full or partial withdrawal by sending us a written request.

                                We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on the date the withdrawal is taken.

                                The amount withdrawn from the Sub-Accounts will be determined on the next Valuation Date following our receipt of your written request. This amount, LESS any charges, will normally be sent to you within seven days of our receipt of your written request.

                                By law, we have the right to defer payment of withdrawals from the Fixed Account for up to six months from the date we receive your request.

B.   FULL WITHDRAWAL
                                For a full withdrawal of the Contract Value, we calculate the withdrawal value this way:

                                1.      Withdrawal value equals Contract Value;

                                2.      LESS Annual Contract Charge.

                                We will pay the withdrawal value to you in a lump sum, less any applicable taxes.

                                Withdrawal of the entire Contract Value will result in termination of the contract in accordance with Section 12A, and we have no further obligation.

C.   PARTIAL WITHDRAWAL
                                You may withdraw a portion of the Contract
                                Value. For a partial withdrawal, we calculate the withdrawal value this way:

                                        Withdrawal value equals Contract Value
                                        withdrawn.

                                On a non-discriminatory basis, we reserve the right to:

                                1. Impose a charge not to exceed $25 for each partial withdrawal; and

                                2. Limit the number of partial withdrawals you may make.

                                Unless we agree, on a non-discriminatory basis, each partial withdrawal must be at least $1,000, excluding those under Section 7D. Following a partial withdrawal, the remaining Contract Value must be at least $1,000.

D.   SYSTEMATIC WITHDRAWALS
                                You may make a written request to automatically withdraw amounts from your contract. You may elect to receive these withdrawals monthly, quarterly, semi-annually, or annually, subject to any applicable federal or state laws, rules or regulations. The minimum amount of each systematic withdrawal may not be less than $300.


Form No. 13079 7-99                                                           15

--------------------------------------------------------------------------------
                                Systematic withdrawals will end:

                                1. When the election amount eligible for withdrawal falls below $300;

                                2. When the contract ends due to election of an annuity payout, full withdrawal of the contract, or death of any Owner; or

                                3.      You give us written notice to end this
                                        option.

E.   FEDERAL TAXES
                                Some or all of the withdrawal may be income on which you must pay tax.

                                We may also be required to withhold taxes from amounts otherwise payable.

                                In addition, there may be tax penalties if you make a withdrawal before age 59 1/2.

SECTION 8    ANNUITY BENEFITS
--------------------------------------------------------------------------------
A.   APPLICATION OF
     CONTRACT VALUE
                                Upon receipt of your written request for an annuity payout, we apply all or a portion of the Contract Value to provide a Fixed Annuity Payout, or a Variable Annuity Payout, or both. The portion of the Contract Value we apply will be considered a partial withdrawal for the purpose of calculating the death benefit covered in Section 10.

                                If the amount to be annuitized on the date the annuity payout is scheduled to begin is less than $5,000, we may pay the withdrawal value in a lump sum.

                                We reserve the right to deduct applicable premium taxes and other state or federal taxes from the Contract Value on any Annuity Payout Date as required by law.

B.   ANNUITY PAYOUT OPTIONS
                                You may select an annuity payout by sending us a written request.

                                Your request must be received by us at least 30 days before the annuity payout is scheduled to begin.

                                If you have not selected a required minimum distribution payment method, we will provide an annuity payout option to you at age 85, unless you notify us otherwise in writing.

                                The following options are available for annuity payouts:


Form No. 13079 7-99                                                           16

--------------------------------------------------------------------------------
     OPTION ONE

          INSTALLMENTS FOR LIFE
          WITH OR WITHOUT A
          FIXED PERIOD CERTAIN
                                We will pay the proceeds in equal installments for as long as the Annuitant lives.

                                If a fixed period certain is chosen, we
                                guarantee to make payments for at least 120 months.

                                If the Annuitant dies before the end of the fixed period certain, we will pay the remaining guaranteed payments in accordance with Section 10.

                                For each $1,000 of Contract Value applied, the Annuity Payout Option One Table shows:

                                1.      The guaranteed minimum rate for each
                                        installment under a Fixed Annuity
                                        Payout; or

                                2.      The rate used to determine the first
                                        installment under a Variable Annuity
                                        Payout using an assumed yield of three
                                        percent.

                                The rate depends upon:

                                1.      Whether the 120-month fixed period
                                        certain is chosen; and

                                2. The Annuitant's age on his/her birthday nearest the date the first installment is due.

     OPTION TWO

          JOINT AND SURVIVOR
          ANNUITY PAYOUT
                                We will pay the proceeds in equal installments for as long as either the Annuitant or the joint Annuitant is alive.

                                For each $1,000 of Contract Value applied, the Annuity Payout Option Two Table shows:

                                1.      The guaranteed minimum rate for each
                                        installment at various ages under a
                                        Fixed Annuity Payout; or

                                2.      The rate used to determine the first
                                        installment under a Variable Annuity
                                        Payout using an assumed yield of three
                                        percent.

     OPTION THREE

          OTHER FIXED AND VARIABLE
          ANNUITY PAYOUTS
                                We will pay the proceeds under any other Fixed and Variable Annuity Payouts that we may offer. Contact us for details.


Form No. 13079 7-99                                                           17

--------------------------------------------------------------------------------
C.   CHANGE OF ANNUITY
     PAYOUT DATE
                                Unless we agree otherwise, the first Annuity
                                Payout Date must be at least 60 days after the Issue Date. The first Annuity Payout Date is the first business day of the first calendar month in which an annuity payout will be made to you.

                                You may change the Start Date by giving us at least 30 days advance written notice.

D.   FREQUENCY AND AMOUNT OF
     PAYMENTS
                                Annuity payments will be made monthly unless we agree to a different payment schedule.

                                We reserve the right to change the frequency of either Fixed or Variable Annuity Payouts so that each payment will be at least $100.

E.   FIXED ANNUITY PAYOUTS
                                The dollar amount of all payments is fixed during the entire period of annuity payments, according to the provisions of the annuity payout option selected.

                                If your contract is an IRA, guaranteed minimum Annuity Payout Option One and Two rates for Fixed Annuity Payouts are based upon three percent yearly interest and rates derived from 1983 Mortality Table a.

                                Other Fixed Annuity Payout rates may be
                                available, but rates will never be less than those shown in the Annuity Payout Option One and Two Tables. Contact us for details.

                                In setting Fixed Annuity Payout rates, we consider many factors, including, but not limited to: investment yield rates; taxes; and contract persistency.

F.   PAYMENT OF PRESENT VALUE
                                Following the death of the Annuitant and any joint Annuitant under a Fixed Annuity Payout, we may offer the Beneficiary payment of the present value of the unpaid remaining payments if he/she chooses not to continue annuity payouts.

                                If the present value is payable, we calculate it this way:

                                1.      We determine the number of unpaid
                                        remaining payments when we receive proof of death; and

                                2. We discount the remaining payments at the rate specified in the terms of the Fixed Annuity Payout supplemental contract.


Form No. 13079 7-99                                                           18

--------------------------------------------------------------------------------
G.   VARIABLE ANNUITY PAYOUTS
                                If you elect a Variable Annuity Payout, all or a portion of the Variable Account Contract Value is used to provide payments which:

                                1.      After the first payment, are not
                                        predetermined or guaranteed as to dollar amount; and

                                2.      Vary in amount with the investment
                                        experience of the Sub-Accounts.

                                Based upon the option chosen, the first payout is determined by the amount of the Contract Value used to provide the Variable Annuity Payout. The Contract Value is converted into a fixed number of Annuity Units, and subsequent payouts are determined by the value of the Annuity Units.

                                Reallocations among Sub-Accounts before the
                                Start Date are governed by Section 6.

H.   DETERMINATION OF THE FIRST
     VARIABLE ANNUITY PAYMENT
                                If you elect a Variable Annuity Payout, the Contract Value from a Sub-Account, less applicable taxes, will be applied to the applicable Annuity Payout Option Table. This will be done:

                                1.      On the Valuation Date immediately
                                        preceding the seventh calendar day
                                        before payments begin; and

                                2. In accordance with the annuity payout option chosen.

                                The amount payable for the first payment for each $1,000, so applied under Annuity Payout Options One and Two based upon an assumed yield of three percent is shown in the tables on pages 21 and 22.

I.   VARIABLE ANNUITY PAYOUTS
     AFTER THE FIRST ANNUITY PAYOUT
                                Variable Annuity Payouts after the first payout are not fixed and vary in amount. The amount changes with the investment performance of the Sub-Accounts, and may change from month to month. The dollar amount of such payments is determined as follows:

                                1. The dollar amount of the first Variable Annuity Payout is divided by the Annuity Unit value as of the Valuation Date immediately preceding the seventh calendar day before the payments begin. This result establishes the number of Annuity Units for each monthly annuity payment after the first payment. This number of Annuity Units remains fixed during the annuity payment period.

                                2.      The fixed number of Annuity Units is
                                        multiplied by the Annuity Unit value as
                                        of the Valuation Date immediately
                                        preceding the seventh calendar day
                                        before the date the payment is due. The
                                        result establishes the dollar amount of
                                        the payment.

                                We guarantee the dollar amount of each payout after the first will not be affected by variations in expenses or mortality experience.


Form No. 13079 7-99                                                           19

--------------------------------------------------------------------------------
J.   ANNUITY UNIT VALUES
                                For each Sub-Account, the Annuity Unit value was set at $10 when Accumulation Units were first converted into Annuity Units. Subsequent Annuity Unit values for any Valuation Period are equal to:

                                1.      The net investment factor for the
                                        Valuation Period for which the Annuity
                                        Unit value is being calculated;

                                2. MULTIPLIED by the Annuity Unit value for the preceding Valuation Period; and

                                3.      DIVIDED by the daily factor at the
                                        assumed yield not to exceed five percent
                                        (designed to offset the assumed yield
                                        used to determine the first payment)
                                        adjusted for the number of days in the
                                        Valuation Period.

                                NOTE: The net investment factor, the Annuity Unit value, and the daily factor vary from day to day. If you have any questions you should contact us at 1 877-844-5050.

K.   EXCHANGE OF ANNUITY UNITS
                                After the annuity payout begins, Annuity Units of any Sub-Account may be exchanged for units of any other Sub-Accounts. This may be done no more than once a year. Once the annuity payout starts, no exchanges may be made to or from any fixed annuity.


Form No. 13079 7-99                                                           20

--------------------------------------------------------------------------------


     ----------------------------------------------------------------------
                              ANNUITY PAYOUT TABLE
                                   OPTION ONE
          Installments for Life with or without a fixed period certain
                Monthly income for each $1,000 of Contract Value
     ----------------------------------------------------------------------
                             FIXED PERIOD IN MONTHS
     ----------------------------------------------------------------------
                                 MALE                     FEMALE
     ----------------------------------------------------------------------
           AGE           None           120         None          120
     ----------------------------------------------------------------------
            50           4.27          4.22         3.90         3.89
     ----------------------------------------------------------------------
            51           4.34          4.29         3.97         3.95
     ----------------------------------------------------------------------
            52           4.43          4.37         4.03         4.01
     ----------------------------------------------------------------------
            53           4.51          4.45         4.10         4.08
     ----------------------------------------------------------------------
            54           4.60          4.54         4.18         4.15
     ----------------------------------------------------------------------
            55           4.70          4.62         4.25         4.22
     ----------------------------------------------------------------------
            56           4.80          4.72         4.34         4.30
     ----------------------------------------------------------------------
            57           4.91          4.82         4.42         4.38
     ----------------------------------------------------------------------
            58           5.03          4.92         4.52         4.47
     ----------------------------------------------------------------------
            59           5.15          5.03         4.61         4.56
     ----------------------------------------------------------------------
            60           5.28          5.14         4.72         4.66
     ----------------------------------------------------------------------
            61           5.42          5.26         4.83         4.76
     ----------------------------------------------------------------------
            62           5.57          5.39         4.95         4.86
     ----------------------------------------------------------------------
            63           5.74          5.52         5.07         4.98
     ----------------------------------------------------------------------
            64           5.91          5.66         5.21         5.10
     ----------------------------------------------------------------------
            65           6.10          5.81         5.35         5.22
     ----------------------------------------------------------------------
            66           6.29          5.96         5.51         5.36
     ----------------------------------------------------------------------
            67           6.50          6.11         5.67         5.50
     ----------------------------------------------------------------------
            68           6.73          6.28         5.85         5.65
     ----------------------------------------------------------------------
            69           6.97          6.44         6.04         5.80
     ----------------------------------------------------------------------
            70           7.23          6.61         6.25         5.96
     ----------------------------------------------------------------------
            71           7.51          6.78         6.47         6.14
     ----------------------------------------------------------------------
            72           7.80          6.96         6.71         6.31
     ----------------------------------------------------------------------
            73           8.12          7.14         6.97         6.50
     ----------------------------------------------------------------------
            74           8.45          7.32         7.26         6.69
     ----------------------------------------------------------------------
            75           8.82          7.49         7.56         6.89
     ----------------------------------------------------------------------
            76           9.21          7.67         7.90         7.09
     ----------------------------------------------------------------------
            77           9.62          7.84         8.26         7.29
     ----------------------------------------------------------------------
            78          10.07          8.01         8.65         7.49
     ----------------------------------------------------------------------
            79          10.55          8.17         9.07         7.69
     ----------------------------------------------------------------------
            80          11.06          8.33         9.53         7.89
     ----------------------------------------------------------------------
     Instead of such monthly installments, yearly, semi-annual or quarterly installments may be selected. Amounts for ages not shown in this table may be obtained upon request.
     ----------------------------------------------------------------------


Form No. 13079 7-99                                                           21

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                              ANNUITY PAYOUT TABLE
                                   OPTION TWO
                           Joint and Survivor Annuity
                Monthly Income for Each $1,000 of Contract Value
--------------------------------------------------------------------------------
                                       FEMALE AGE
--------------------------------------------------------------------------------
  MALE AGE     50       55       60        65        70        75       80
--------------------------------------------------------------------------------
     50       3.60     3.75     3.88      3.99      4.08      4.15     4.20
--------------------------------------------------------------------------------
     55       3.69     3.88     4.06      4.23      4.38      4.50     4.58
--------------------------------------------------------------------------------
     60       3.76     3.99     4.23      4.49      4.72      4.91     5.06
--------------------------------------------------------------------------------
     65       3.81     4.07     4.38      4.72      5.07      5.39     5.65
--------------------------------------------------------------------------------
     70       3.84     4.14     4.50      4.93      5.40      5.89     6.34
--------------------------------------------------------------------------------
     75       3.87     4.18     4.58      5.08      5.68      6.37     7.07
--------------------------------------------------------------------------------
     80       3.88     4.21     4.64      5.19      5.90      6.78     7.77
--------------------------------------------------------------------------------
     Amounts for ages not shown in this table may be obtained upon request.
--------------------------------------------------------------------------------

SECTION 9    GENERAL PROVISIONS
--------------------------------------------------------------------------------
A.   BENEFICIARY CHANGE

                                You have the right to name an Irrevocable
                                Beneficiary on the application.

                                You may add a Beneficiary or change the
                                Beneficiary by written request during your lifetime if:

                                1.      The contract is in force; and

                                2.      We have the written consent of each
                                        Irrevocable Beneficiary.

                                If there is more than one Beneficiary, we pay them in equal shares unless you have requested otherwise in writing.

                                Any addition or change of Beneficiary should be sent to our Home Office.

                                The addition or change will take effect on the date you signed the request. It will not affect any payment or action we make before we receive and record that request.


Form No. 13079 7-99                                                           22

--------------------------------------------------------------------------------
B.   BENEFICIARY'S
     SUCCESSION OF INTEREST
                                If no Beneficiary is named, or if no Beneficiary survives you, we will pay your estate.

                                If a Beneficiary survives you, but dies before receiving his/her full share, we will pay his/her share in the following order, unless you requested otherwise in writing:

                                1.      To any surviving Beneficiary, in the
                                        same class of Beneficiary;

                                2.      To any Contingent Beneficiary;

                                3.      To the Beneficiary's surviving spouse;

                                4. Equally to the Beneficiary's surviving children; or

                                5.      To the Beneficiary's estate.

C.   EVIDENCE OF SURVIVAL
                                We may require proof that a person is alive on the Required Distribution Date, the Start Date, or at any time thereafter.

D.   INCONTESTABILITY
                                This contract has a two-year contestable period running from its Issue Date.

                                After this contract has been in force for two years from its Issue Date, we cannot claim that the contract is void unless the contract has been terminated in accordance with Section 12.

E.   INTEREST ON DEATH BENEFIT
                                Any death benefit paid under this contract from the Fixed Account will include interest from the death benefit Valuation Date until the death benefit is paid at a rate not less than that required by law. Any death benefit paid under this contract from the Variable Account will not include interest.

F.   MISSTATEMENT OF AGE OR SEX
                                If your age or sex is misstated, the Required Distribution Date and/or the Start Date will be adjusted to reflect the true age or sex.

                                If age has been misstated and payments have begun under a Fixed or Variable Annuity Payout, we will change the amounts payable to what the Payee is entitled to at the true age or sex.

                                If the misstatement caused us to make an overpayment, we will deduct that amount from future payments. If the misstatement caused us to make an underpayment, we will pay that amount immediately.


Form No. 13079 7-99                                                           23

--------------------------------------------------------------------------------
                                We have the right to require proof of an Annuitant's age or sex before we make payment under any Fixed or Variable Annuity Payout.

G.   NONPARTICIPATING
                                The contract does not share in our profits or surplus. No dividends are paid under this contract.

H.   PAYMENTS AND SETTLEMENTS
                                All payments and settlements we make are payable from our Home Office. We may require that this contract be returned before payments and settlements are made.

I.   PROOF OF DEATH
                                We accept any of the following as proof of death:

                                1.      A certified copy of a death certificate;

                                2. A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

                                3.      Any other proof satisfactory to us.

J.   PROTECTION OF PROCEEDS
                                Payments we make under this contract:

                                1.      May not be assigned before they are due;
                                        and

                                2.      Except as permitted by law, are not
                                        subject to claims of creditors or legal
                                        process.

K.   TAX WITHHOLDING
                                We will withhold taxes from any payment made when required by law or regulation.

L.   YEARLY STATEMENT
                                At least once each Contract Year, we will send you a report showing the Contract Value.

SECTION 10   PAYMENTS AT DEATH
--------------------------------------------------------------------------------
A.    GENERAL
                                At the Beneficiary's election, distribution of all or part of the death benefit may be deferred to the extent allowed by state or federal law or IRS regulation.

                                When an Owner dies before the Start Date, the individual entitled to the death benefit is the first person in priority order, among the following, who is alive on the date of Owner's death:


Form No. 13079 7-99                                                           24

--------------------------------------------------------------------------------
                                1.      Joint Owner, if any; or

                                2.      Primary Beneficiary; or

                                3.      Contingent Beneficiary.

                                If none of the persons above are alive on the date of Owner's death, the death benefit will then be paid to Owner's estate.

                                If the designated Beneficiary, as determined above, is the Owner's surviving legal spouse, the legal spouse has the additional option to continue the contract as the Owner.

                                Your surviving legal spouse would then have all ownership rights described in the contract.

                                If the legal spouse elects to continue the contract, he/she may not later decide to receive the death benefit.

B.   DEFINITION OF TERMS

     1.   ADJUSTED PURCHASE
          PAYMENT TOTAL
                                The initial Adjusted Purchase Payment Total is equal to the amount of the first Purchase Payment we receive. The Adjusted Purchase Payment Total is increased by the amount of each subsequent Purchase Payment. The Adjusted Purchase Payment Total is decreased by each Annual Contract Charge. For each partial withdrawal, the Adjusted Purchase Payment Total is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                1.      A is the Contract Value immediately
                                        after a partial withdrawal; and

                                2.      B is the Contract Value immediately
                                        before a partial withdrawal.

     2.   RESET CONTRACT
          ANNIVERSARY
                                The last consecutive six-year anniversary date measured from the Issue Date.

     3.   RESET DEATH BENEFIT
                                On the Reset Contract Anniversary, the Reset
                                Death Benefit is equal to the Contract Value.

                                The Reset Death Benefit is increased by the amount of each Purchase Payment made after the Reset Contract Anniversary.


Form No. 13079 7-99                                                           25

--------------------------------------------------------------------------------
                                For each partial withdrawal taken after the Reset Contract Anniversary, the Reset Death Benefit is reduced by multiplying it by the fraction A divided by B, (A/B), where:

                                1.      A is the Contract Value immediately
                                        after the partial withdrawal; and

                                2.      B is the Contract Value immediately
                                        before the partial withdrawal.

C.   DEATH BENEFIT
     BEFORE THE START DATE
                                If the first Owner listed on the contract is living and the Annuitant dies before the Start Date, we will automatically name the first Owner as the successor Annuitant. There will be no change in status if there is only one Owner and one of the Annuitants dies. You may also surrender the contract.

                                If the Owner is a non-natural person and the Annuitant dies before the Start Date, the Contract Value will be paid to the Beneficiary.

                                The amount of the death benefit is defined as follows:

                                1. If you die on or before the first day of the month following your 80th birthday, the death benefit is the greater of A, B, or C where:

                                        a.      A is the Contract Value on the
                                                Death Benefit Valuation Date;
                                        b.      B is the Adjusted Purchase
                                                Payment Total; and
                                        c.      C is the Reset Death Benefit.

                                2. If you die after the first day of the month following your 80th birthday, the death benefit is the greater of A or B where:

                                        a.      A is the Contract Value on the
                                                Death Benefit Valuation Date;
                                                and
                                        b.      B is the Adjusted Purchase
                                                Payment.

D.   DEATH BENEFIT VALUATION DATE
                                The Death Benefit Valuation Date is the
                                Valuation Date following the date we receive the later of:

                                1.      Proof of your death; or

                                2. The Beneficiary's written request in a form which we approve for:

                                        a.      A single sum payment; or
                                        b.      An annuity payout permitted by
                                                Code Section 408(b)(3).


Form No. 13079 7-99                                                           26

--------------------------------------------------------------------------------
E.   PAYMENT OF DEATH BENEFIT
                                If the Beneficiary elects a single sum payment, we will make payment within seven days after the Death Benefit Valuation Date.

                                If an annuity payout is requested, it may be any annuity payout:

                                1.      That could have been selected under
                                        Section 8; and

                                2.      Which is permitted by Code Sections
                                        401(a)(9), 408(b)(3), and the
                                        regulations thereunder.

F.   DEATH BENEFIT ON OR
     AFTER THE START DATE
                                On or after the Start Date, the amount of the death benefit, if any, is governed by the annuity payout in effect on the date of your death.

SECTION 11   AMENDMENT AND DISCLAIMER
--------------------------------------------------------------------------------
A.   AMENDMENT
                                We reserve the right to amend this contract in order to include any future changes relating to this contract's remaining qualified for treatment as an annuity contract under the following:

                                1.      The Code;

                                2.      IRS rulings and regulations; and

                                3. Any requirements imposed by the Internal Revenue Service.

B.   DISCLAIMER
                                We will be under no obligation for any of the following:

                                1. To determine whether a Purchase Payment, distribution or transfer under the contract complies with the provisions, terms and conditions of each plan or with applicable law;

                                2. To administer any such plan, including, without limitation, any provisions required by the Retirement Equity Act of 1984; or

                                3. For any tax penalties owed by any party resulting from failure to comply with the Code and IRS rulings, regulations, and requirements applicable to this contract.


Form No. 13079 7-99                                                           27

SECTION 12   TERMINATION
--------------------------------------------------------------------------------
A.   TERMINATION
                                This contract will end on the earliest of the following:

                                1.      When the entire withdrawal value is
                                        withdrawn on or before the Start Date;
                                        or

                                2.      When the Contract Value is paid in a
                                        lump sum as the death benefit before the Start Date.

                                In addition, if:

                                1. You have not made any Purchase Payments for a period of two full years; and

                                2. The guaranteed monthly benefit under the life annuity with payments for 10 or 20 years would be less than $20 per month when you reach age 71, or at the end of Contract Year 12, whichever is later;

                                then, we may terminate the contract by payment of the current withdrawal value.

                                This payment may be made to you, or, if you request, to another annuity or IRA.

SECTION 13   IF YOUR CONTRACT IS AN IRA
--------------------------------------------------------------------------------
A.   GENERAL
                                If you purchased this contract as an Individual Retirement Annuity (IRA), this Section restricts how a Purchase Payment and any withdrawals may be made under the contract both before and after your death.

                                It refers to Code Sections 401(a)(9), and
                                408(b)(3), 408(k), including the incidental death benefit provisions of Proposed Treasury Regulation Section 1.401(a)(9)-2.

                                This Section modifies any other provision in the contract to the contrary when this contract is an IRA.

                                If you have questions about IRA requirements, consult your personal tax adviser.

B.   OWNER
                                For an IRA:

                                1.      You must be the Annuitant.

                                2.      Joint Ownership is not permitted.

                                3. You cannot name a different Owner for the contract.

                                4.      The contract is established for your
                                        exclusive benefit and the exclusive
                                        benefit of your Beneficiaries.

                                5.      You may not borrow money from your
                                        contract.

                                6.      Your interest in your contract is
                                        non-transferable.

                                7. You cannot assign your interest in the contract to another person.

                                8. Your entire interest in your contract is nonforfeitable.


Form No. 13079 7-99                                                           28

--------------------------------------------------------------------------------
C.   CONTRIBUTION
                                Any contribution must be in cash or a cash equivalent.

                                Only the following contribution may exceed
                                $2,000 for any taxable year:

                                1.      A rollover contribution described in
                                        Code Sections 402(c), 403(a)(4),
                                        403(b)(8) and 408(d)(3);

                                2.      An amount transferred from another
                                        individual retirement account or
                                        annuity; or

                                3.      A contribution made according to the
                                        terms of a Simplified Employee Pension
                                        Plan as described in Code Section
                                        408(k).

                                No contribution may be made on your behalf for the tax year you reach age 70 1/2 and any year thereafter.

                                You have the sole responsibility for determining whether the contribution meets applicable income tax requirements.

                                If we receive a Purchase Payment greater than that permitted by law, you may make a written request to withdraw the excess following the Code, subject to applicable tax penalties.

D.   IRA DISTRIBUTION REQUIREMENTS
                                You must elect to take a distribution under the contract on or before the required beginning date. This date commences no later than April 1 of the calendar year following the calendar year in which you attain age 70 1/2.

                                An exception to this rule is that you may tell us in writing that you are using another acceptable source under federal law to meet distribution requirements.

                                Distributions for each calendar year after the year you become 70 1/2 (including the year of your required beginning date) must be made by each December 31.

                                You have the sole responsibility for requesting a distribution that complies with applicable law.

                                Such distribution will be payable in equal amounts, no less frequently than annually.

                                Distributions will be made:

                                1.      In a lump sum;

                                2.      Over your life;

                                3.      Over the lives of you and your
                                        Beneficiary;

                                4. Over a period certain not exceeding your life expectancy; or

                                5. Over a period certain not exceeding the joint and last survivor life expectancy of you and your Beneficiary.


Form No. 13079 7-99                                                           29

--------------------------------------------------------------------------------
                                Distributions must be non-increasing or may increase only as provided in Q&A F-3 of Proposed Treasury Regulations Section 1.401 (a)(9)-1.

                                If your entire interest is to be distributed in other than a single lump sum, the minimum amount to be distributed each year will be determined according to Code Section 408(b)(3). The distribution will start on the required beginning date and will continue each year thereafter.

E.   DEATH BENEFIT BEFORE THE
     REQUIRED START DATE
                                If you die before distribution has begun, the entire interest must be distributed no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                However, proceeds which are payable to a named Beneficiary who is a natural person may be distributed in equal installments over:

                                1.      The lifetime of the Beneficiary; or

                                2.      A period not exceeding the life
                                        expectancy of the Beneficiary, provided
                                        such distribution begins no later than
                                        December 31 following the calendar year
                                        in which your death occurred.

                                If the Beneficiary is your surviving legal spouse, he or she may elect to receive equal or substantially equal distributions over the life or life expectancy of the surviving legal spouse.

                                The election must be made no later than December 31 of the calendar year in which the fifth anniversary of your death occurs.

                                Distributions must commence prior to the date on which you would have attained age 70 1/2.

                                Minimum distributions will be calculated according to Code Section 408(b)(3).

                                Alternatively, your surviving legal spouse may continue the contract as Owner.

                                Under this requirement, any amount paid to any of your children will be treated as if it had been paid to your surviving legal spouse if the remainder of the interest becomes payable to the surviving legal spouse when the child reaches the age of majority.

G.   DEATH BENEFIT ON OR AFTER THE
     REQUIRED START DATE
                                If you die after distribution of your interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to your death.


Form No. 13079 7-99                                                           30

--------------------------------------------------------------------------------
H.   DETERMINING LIFE EXPECTANCY
     FOR DISTRIBUTIONS
                                As used in this document, life expectancy and joint and last survivor life expectancy will be determined by use of the expected return multiples in Tables V and VI of Treasury Regulation Section 1.72-9 according to Code
                                Section 408(b)(3).

                                In the case of required distributions, life expectancy of you and your Beneficiary will be initially determined based on your attained ages in the year you reach age 70 1/2.

                                In the case of the death benefit, the life expectancy will be initially determined on the basis of your Beneficiary's attained age in the year distributions are required to commence.

                                Unless you (or your legal spouse) elect
                                otherwise, prior to the time distributions are required to commence, your life expectancy (and, if applicable, your legal spouse's life expectancy) will be recalculated annually based on your attained ages in the year for which the required distribution is being determined.

                                The life expectancy of a non-legal spouse
                                Beneficiary will not be recalculated.

I.   DISCLAIMER
                                We will be under no obligation for any of the following:

                                1. For any tax or tax penalties an Owner, Annuitant, or Beneficiary may owe resulting from failure to comply with the requirements imposed by the Code or by any other applicable federal or state law, rule or regulation;

                                2.      To determine whether the Purchase
                                        Payment, distribution, or transfer under the contract complies with the provisions, terms, and conditions of any plan or with applicable law;

                                3.      To administer any plan, including,
                                        without limitation, any provisions
                                        required by the retirement Equity Act of 1984;

                                4. To provide any notifications or reports required to be made by an employer or any other entity;

                                5. To verify or make provisions to ensure that the contribution was received by us within any deadlines prescribed by law or otherwise; or

                                6. To effect the correction of any excess contribution.



Form No. 13079 7-99                                                           31
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Form No. 13079 7-99

--------------------------------------------------------------------------------
INDIVIDUAL DEFERRED RETIREMENT ANNUITY CONTRACT

Nonparticipating

VARIABLE AND/OR FIXED ACCUMULATION

VARIABLE AND/OR FIXED DOLLAR ANNUITY PAYOUTS


NOTICE: To make Purchase Payments, make a claim, or exercise your rights under this contract, please write or call us at:

                            RELIASTAR SERVICE CENTER
                            P.O. Box 5050
                            Minot, North Dakota 58702-5050
                            877-844-5050



Please include your contract number in all correspondence.



NORTHERN LIFE INSURANCE COMPANY
1501 4th Avenue
Suite 1000
Seattle, WA 98101-3620

Reliastar Service Center
2000 21st Avenue NW
Minot, North Dakota 58703


Form No. 13079 7-99